UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 2021

NOVA LIFESTYLE, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-36259	90-0746568
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

6565 E. WASHINGTON BLVD., COMMERCE, CA 90040

(Address of principal executive offices and zip code)

(323) 888-9999

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).         Emerging growth company []

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	The NASDAQ Stock Market LLC

Item 1.01.         Entry into a Material Definitive Agreement.

On July 23, 2021, Nova LifeStyle, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) for the sale by the Company of 1,114,508 shares (the “Common Shares”) of the Company’s common stock (the “Common Stock”), at a purchase price of $2.80 per share. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase 1,114,508 shares of Common Stock (the “Warrants”).  The Company sold the Common Shares and Warrants for aggregate gross proceeds of approximately $3.1 million.  Subject to certain beneficial ownership limitations, the Warrants will be initially exercisable on the six-month anniversary of the issuance date at an exercise price equal to $3.50 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the initial exercise date. The closing of the sales of these securities under the Purchase Agreement is expected to occur on July 27, 2021, subject to the satisfaction of customary closing conditions.

The Company estimates that the net proceeds from the transactions will be approximately $2.8 million after deducting certain fees due to the placement agent and the Company’s estimated transaction expenses. The net proceeds received by the Company from the transactions will be used for working capital and for general corporate purposes.

The Common Shares were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2020 and subsequently declared effective on October 15, 2020 (File No. 333-249384) (the “Registration Statement”), and the base prospectus contained therein.

The Warrants and the shares issuable upon exercise of the Warrants were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Under the Purchase Agreement, the Company will be precluded from engaging in equity or equity-linked securities offerings for a period of 90 days from closing of the offering, subject to certain exceptions.

In addition, the Company also agreed with the Investors that until the earlier of one year following the offering or the date on which no Investor holds any Warrants, the Company will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which the Company:

●         issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the Company’s common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for the Company’s common stock; or

●         enter into any agreement (including, without limitation, an “equity line of credit”) whereby the Company may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

The Company agreed with the Investors that, subject to certain exceptions, if the Company issues securities within the two years following the closing of this offering, the Investors shall have the right to purchase 35% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Company also entered into an engagement agreement with Dawson James Securities, Inc. (“Dawson”), pursuant to which Dawson agreed to serve as exclusive placement agent for the issuance and sale of the Common Shares and Warrants. The Company has agreed to pay Dawson an aggregate fee equal to 8.0% of the gross proceeds received by the Company from the sale of the securities in the transactions. Pursuant to the engagement agreement, the Company also agreed to grant to Dawson or its designees warrants to purchase up to 5.0% of the aggregate number of securities sold in the transactions (the “Placement Agent Warrants”) at an exercise price of $3.50 per Common Share and Warrant. The Placement Agent Warrants will expire on July 23, 2026. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company will also reimburse Dawson for its expenses in an amount up to $60,000.

The forms of the Purchase Agreement, the Warrant, the Placement Agent Warrant and the engagement agreement, are filed as Exhibits 10.1, 4.1, 4.2 and 1.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

         The information contained above in Item 1.01 related to the Warrants and the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
1.1	Engagement Letter, dated as of July 19, 2021 by and between Nova Lifestyle, Inc. and Dawson James Securities, Inc.
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Legal Opinion of Schiff Hardin LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Schiff Hardin LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nova LifeStyle, Inc.

Date: July 23, 2021
	By:	/s/ Thanh H. Lam
Thanh H. Lam
Chief Executive Officer